Registration No. 333-_________

      As filed with the Securities and Exchange Commission on June 25, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Old Line Bancshares, Inc.
             (Exact Name of Registrant as Specified in its Charter)

           Maryland                                       20-0154352
    (State of Incorporation)                    (IRS  Employer  Identification
                                                              No.)

                               2995 Crain Highway
                                Waldorf, MD 20601
              (Address of Principal Executive Offices and Zip Code)

              Old Line Bancshares, Inc. 2004 Equity Incentive Plan
                            (Full Title of the Plan)

                                                  Copies to:
James W. Cornelsen, President and                 Kenneth B. Abel, Esquire
  Chief Executive Officer                         Ober, Kaler, Grimes & Shriver
Old Line Bancshares, Inc.                         120 E. Baltimore Street
2995 Crain Highway                                Baltimore, Maryland 21202
Waldorf, MD 20601 (410) 347-7394
(301) 645-0333
(Name, Address and Telephone Number of Agent for Service)



                                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

  Title of Securities           Amount                Proposed           Proposed Maximum         Amount of
       to be                     to be                Maximum               Aggregate             Registration
    Registered              Registered(1)          Offering Price         Offering Price(1)           Fee(1)
                                                    Per Share(1)
--------------------------------------------------------------------------------------------------------------------
  Common Stock,             250,000 shares             $10.00             $2,500,000                $317.00
 $0.01 par value
--------------------------------------------------------------------------------------------------------------------
(1)        In accordance with Rule 457(h) and Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis of the average of the high and low prices reported in the
           Nasdaq SmallCap Market on June 21, 2004. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Plan to which this Registration Statement relates pursuant to 17 C.F.R. Section 230.416(a).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended.



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                                     Part I

              Information Required in the Section 10(a) Prospectus

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933.

         Such documents are not being filed with the Securities and Exchange Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The following documents filed or to be filed by Old Line Bancshares, Inc. (the "Registrant") with the Commission are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, originally filed with Commission on March 29, 2004, and amended on April 8, 2004.

         (b) The Registrant's Quarterly Report on Form 10-QSB Report for the fiscal quarter ended March 31, 2004, filed with the Commission on May 14, 2004.

         (c) The Registrant's Current Reports dated February 9, 2004 and May 3, 2004.

         (d) The description of the Registrant's common stock contained in the Registration Statement on Form 10-SB originally filed on July 16, 2003 and amended on August 25, 2003 and September 11, 2003.

         All documents filed by the Registrant pursuant to Sections 13(a) and
(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of each such document. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.




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Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         The Registrant's charter provides that the personal liability of its directors and officers for monetary damages is eliminated except:

         o To the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received;

         o To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; and

         o To the extent an administrative proceeding or action is instituted by an appropriate bank regulatory agency which proceeding or actions results in a final order requiring affirmative action by an individual or individuals in the form of payment to the Registrant.

         The Registrant's charter also provides that it will indemnify its officers and directors against liabilities and, in certain circumstances, will advance expenses to such persons prior to a final disposition of an action. Also, the rights of indemnification provided in the Registrant's charter are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of stockholders or disinterested directors or otherwise.

         These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable us to attract and retain the best personnel available.

Item 7.  Exemption From Registration Claimed

         Not applicable.



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Item 8.  List of Exhibits

         The following exhibits are filed with or incorporated by reference in this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-B):

         4.1 Articles of Amendment and Restatement of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 of Old Line Bancshares, Inc.'s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended (File Number 000-50345))

         4.2 Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 of Old Line Bancshares, Inc.'s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended (File Number 000-50345)

         5.1 Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock

         10.1     Old Line Bancshares, Inc. 2004  Equity Incentive Plan

         23.1 Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5).

         23.2     Consent of Rowles & Company, LLP.

         24.1     Power of Attorney (including on signature page).


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the





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offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Charles County, State of Maryland, this 24th day of June, 2004.

                                   OLD LINE BANCSHARES, INC.

                                   By: /s/James W. Cornelsen
                                       ------------------------------------
                                       James W. Cornelsen,
                                       President  and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Cornelsen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

    Name                      Title                                Date
    ----                      -----                                ----

/s/James W. Cornelsen         Director, President and
---------------------         Chief Executive Officer              June 24, 2004
James W. Cornelsen            (Principal Executive Officer)

                              Senior Vice President,
/s/Christine M. Rush          Chief Financial Officer              June 24, 2004
--------------------          and Secretary (Principal
Christine M. Rush             Accounting and Financial
                              Officer)

/s/Charles A. Bongar, Jr.     Director                             June 24, 2004
-------------------------
Charles A. Bongar, Jr.



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/s/Craig E. Clark             Director and Chairman of             June 24, 2004
------------------            the Board
Craig E. Clark

/s/Daniel W. Deming           Director                             June 24, 2004
-------------------
Daniel W. Deming

/s/James F. Dent              Director                             June 24, 2004
----------------
James F. Dent

/s/Nancy L. Gasparovic        Director                             June 24, 2004
----------------------
Nancy L. Gasparovic

/s/Randy A. Lakes             Director                             June 24, 2004
-----------------
Randy A. Lakes

/s/Frank Lucente, Jr.         Director                             June 24, 2004
---------------------
Frank Lucente, Jr.

/s/Gail D. Manuel             Director                             June 24, 2004
-----------------
Gail D. Manuel

/s/John D. Mitchell           Director                             June 24, 2004
-------------------
John D. Mitchell

                                  EXHIBIT INDEX
                                  -------------

       Exhibit
         No.                           Description
         ---                           -----------


         4.1 Articles of Amendment and Restatement of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 of Old Line Bancshares, Inc.'s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended (File Number 000-50345))


         4.2 Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 of Old Line Bancshares, Inc.'s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended (File Number 000-50345)


         5.1      Opinion of Ober, Kaler, Grimes & Shriver, a Professional
                  Corporation


         10.1     Old Line Bancshares, Inc. 2004 Equity Incentive Plan


         23.1 Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5)


         23.2     Consent of Rowles & Company, LLP


         24.1     Power of Attorney (included on signature page)




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